LOCK-UP AGREEMENT

          THIS AGREEMENT (this “Agreement”) is dated as of October 7, 2009 by and between Orient Paper, Inc., a Nevada corporation (the “Company”), and Zhenyong Liu (“Shareholder”).

          WHEREAS, the Company entered into a Securities Purchase Agreement with the investors listed in the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”) whereby the Company will sell to the Buyers an aggregate of 8,333,332 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a total aggregate purchase price of approximately $5,000,000 in a private placement financing transaction (the “Financing Transaction”).

          WHEREAS, Shareholder wishes to induce the Company and the Buyers to enter into the Financing Transaction.

          WHEREAS, in order to induce the Company and the Buyers to enter into the Financing Transaction pursuant to the Securities Purchase Agreement dated October 7, 2009 by and among the Company and the Buyers (the “Securities Purchase Agreement”), Shareholder has agreed not to sell any shares of the Company’s Common Stock that Shareholder presently owns or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement.

          NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

          1. Restriction on Transfer; Term. The Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “transfer”), any of the Lock-Up Shares and shall not transfer such shares until a date that is twelve (12) months following the Closing Date under the Securities Purchase Agreement (the “Period”), unless (i) the Buyers, who are holders of at least 75% of the shares of Common Stock purchased under the Securities Purchase Agreement at the time of the purported transfer within the Period, consent to the same, such consent not to be unreasonably withheld, or (ii) all or any part of such Lock-Up Shares are transferred pursuant to that Make Good Securities Escrow Agreement of even date herewith entered into between the Company, the Shareholder and the Buyers.

          2. Ownership. During the Period, Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except regarding any Lock-Up Shares transferred pursuant to the Make Good Securities Escrow Agreement.

          3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Securities Purchase Agreement.

          4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Orient Paper, Inc.
Attention:	Mr. Zhenyong Liu
Address:	Nansan Gongli, Nanhuan Rd, Xushui County,
City & State:	Baoding City, Hebei Province, The People’s Republic of China 072550
Telephone:	86-312-8605508
Fax:	86-312-8605530
Email:	liu@orientalpapercorporation.com

With a copy (which will not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
Attention:	Gregory Sichenzia, Esq./Benjamin Tan, Esq.
Telephone:	(212) 930 9700
Fax:	(212) 930 9725
Email:	gsichenzia@srff.com/btan@srff.com

If to Shareholder,

Zhenyong Liu
c/o Orient Paper, Inc.
Attention:	Mr. Zhenyong Liu
Address:	Nansan Gongli, Nanhuan Rd, Xushui County,
City & State:	Baoding City, Hebei Province, The People’s Republic of China 072550
Telephone:	86-312-8605508
Fax:	86-312-8605530
Email:	liu@orientalpapercorporation.com

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

          5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

          6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

          7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

          8. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

          9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

          10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Buyer is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement.

          11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

          12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu

Name: Zhenyong Liu
Title: Chief Executive Officer

/s/ Zhenyong Liu

Name: Zhenyong Liu